Earnings Release

Mastercard Incorporated Reports
First-Quarter 2019 Financial Results

•	First-quarter net income of $1.9 billion, or diluted earnings per share of $1.80

•	First-quarter adjusted net income of $1.8 billion, or adjusted diluted earnings per share of $1.78

•	First-quarter net revenue of $3.9 billion, an increase of 9%, or 13% on a currency-neutral basis

•	First-quarter gross dollar volume up 12% and purchase volume up 12%

Purchase, NY - April 30, 2019 - Mastercard Incorporated (NYSE: MA) today announced financial results for the first-quarter 2019.

“We’re off to a very good start this year with strong revenue and earnings growth,” said Ajay Banga, Mastercard president and CEO.  “We continue to make significant progress, developing innovative new products with partners like Apple and Goldman Sachs, expanding the geographic footprint of our real-time payment solutions, and announcing several acquisitions to advance our cross-border payments, safety and security, and merchant engagement strategies.”

Quarterly Results

Summary of First-Quarter Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	Q1 2019	Q1 2018	Reported GAAP	Currency-neutral
Net revenue	$3.9	$3.6	9%	13%
Operating expenses	$1.7	$1.8	(5)%	(2)%
Operating income	$2.2	$1.8	21%	27%
Operating margin	56.9%	51.0%	6.0 ppt	6.4 ppt
Effective income tax rate	15.5%	17.3%	(1.8) ppt	(1.4) ppt
Net income	$1.9	$1.5	25%	31%
Diluted earnings per share	$1.80	$1.41	28%	33%

Summary of First-Quarter Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q1 2019	Q1 2018	As adjusted	Currency-neutral
Net revenue	$3.9	$3.6	9%	13%
Adjusted operating expenses	$1.7	$1.6	2%	5%
Adjusted operating margin	56.9%	54.2%	2.7 ppt	3.2 ppt
Adjusted effective income tax rate	16.8%	17.7%	(0.9) ppt	(0.5) ppt
Adjusted net income	$1.8	$1.6	16%	21%
Adjusted diluted earnings per share	$1.78	$1.50	19%	24%

1 The Summary of Non-GAAP Results excludes the impact of special items (“Special Items”) and/or foreign currency. See Non-GAAP reconciliations on page 11 for further information on the Special Items, the impact of foreign currency and the reconciliation to GAAP reported amounts.

-more-

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The following additional details are provided to aid in understanding Mastercard’s first-quarter 2019 results, versus the year-ago period:

•	Net revenue increased 9% as reported, or 13% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%.

◦	A 12% increase in gross dollar volume, on a local currency basis, to $1.5 trillion.

◦	An increase in cross-border volumes of 13% on a local currency basis.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses decreased 5%, or 2% on a currency-neutral basis. Excluding the impact of Special Items, adjusted operating expenses increased 2%, or 5% on a currency-neutral basis, primarily related to the company’s continued investments in strategic initiatives.

•	Other income (expense) was favorable versus the year ago period, primarily due to higher investment income driven by higher interest rates.

•
The effective tax rate for the first quarter of 2019 was 15.5%, versus 17.3% for the comparable period in 2018. Excluding Special Items, the adjusted effective tax rate for the first quarter of 2019 was 16.8%, versus 17.7% for the comparable period in 2018, primarily due to discrete benefits related to share-based payments.

•	As of March 31, 2019, the company’s customers had issued 2.5 billion Mastercard and Maestro-branded cards.

Return of Capital to Shareholders

During the first quarter of 2019, Mastercard repurchased approximately 8.7 million shares at a cost of $1.8 billion and paid $340 million in dividends. Quarter-to-date through April 25, the company repurchased an additional 2.0 million shares at a cost of $467 million, which leaves $4.5 billion remaining under current repurchase program authorizations.

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First-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its first-quarter 2019 results.

The dial-in information for this call is 833-236-5755 (within the U.S.) and 647-689-4183 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 1668986.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of the Special Items. The company excluded these Special Items as its management evaluates the underlying operations and performance of the company separately from litigation judgments and settlements and other one-time items, as well as related tax impacts.
The company also presents growth rates, including net revenue, adjusted for the impact of foreign currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of foreign currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional foreign currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The company’s management believes the presentation of currency-neutral growth rates provides relevant information.
The company’s management believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•
regulation directly related to of the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates, surcharging and the extension of current regulatory activity to additional jurisdictions or products)

•	the impact of preferential or protective government actions

•	regulation of privacy, data protection, security and the digital economy

•
regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter terrorist financing, economic sanctions and anti-corruption; account-based payment systems; issuer practice regulation; and regulation of internet and digital transactions)

•	the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions

•	potential or incurred liability and limitations on business related to any litigation or litigation settlements

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•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating real-time account-based payment system and to working with new customers and end users

•	the impact of information security incidents, account data breaches, fraudulent activity or service disruptions

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation)

•	the impact of our relationships with other stakeholders, including merchants and governments

•	exposure to loss or illiquidity due to our role as guarantor, as well as other contractual obligations

•	the impact of global economic, political, financial and societal events and conditions

•	reputational impact, including impact related to brand perception

•	the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture

•	issues related to acquisition integration, strategic investments and entry into new businesses

•	issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequent reports on Forms 10-Q and 8-K.

###

Contacts:
Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565.
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share data)
Net Revenue	$3,889	$3,580
Operating Expenses
General and administrative	1,367	1,321
Advertising and marketing	192	197
Depreciation and amortization	117	120
Provision for litigation	—	117
Total operating expenses	1,676	1,755
Operating income	2,213	1,825
Other Income (Expense)
Investment income	32	17
Interest expense	(46)	(43)
Other income (expense), net	4	4
Total other income (expense)	(10)	(22)
Income before income taxes	2,203	1,803
Income tax expense	341	311
Net Income	$1,862	$1,492

Basic Earnings per Share	$1.81	$1.42
Basic weighted-average shares outstanding	1,026	1,051
Diluted Earnings per Share	$1.80	$1.41
Diluted weighted-average shares outstanding	1,032	1,057

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31, 2019	December 31, 2018
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$5,857	$6,682
Restricted cash for litigation settlement	662	553
Investments	1,317	1,696
Accounts receivable	2,577	2,276
Settlement due from customers	1,426	2,452
Restricted security deposits held for customers	1,044	1,080
Prepaid expenses and other current assets	1,513	1,432
Total Current Assets	14,396	16,171
Property, equipment and right-of-use assets, net of accumulated depreciation of $905 and $847, respectively	1,305	921
Deferred income taxes	504	570
Goodwill	2,944	2,904
Other intangible assets, net of accumulated amortization of $1,228 and $1,175, respectively	1,025	991
Other assets	3,346	3,303
Total Assets	$23,520	$24,860
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$508	$537
Settlement due to customers	1,189	2,189
Restricted security deposits held for customers	1,044	1,080
Accrued litigation	1,575	1,591
Accrued expenses	4,329	4,747
Current portion of long-term debt	500	500
Other current liabilities	1,101	949
Total Current Liabilities	10,246	11,593
Long-term debt	5,799	5,834
Deferred income taxes	61	67
Other liabilities	2,151	1,877
Total Liabilities	18,257	19,371

Commitments and Contingencies

Redeemable Non-controlling Interests	73	71

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,389 and 1,387 shares issued and 1,012 and 1,019 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 12 and 12 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,569	4,580
Class A treasury stock, at cost, 377 and 368 shares, respectively	(27,534)	(25,750)
Retained earnings	28,806	27,283
Accumulated other comprehensive income (loss)	(673)	(718)
Total Stockholders’ Equity	5,168	5,395
Non-controlling interests	22	23
Total Equity	5,190	5,418
Total Liabilities, Redeemable Non-controlling Interests and Equity	$23,520	$24,860

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
	(in millions)
Operating Activities
Net income	$1,862	$1,492
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	345	287
Depreciation and amortization	117	120
Share-based compensation	57	43
Deferred income taxes	38	(46)
Other	6	1
Changes in operating assets and liabilities:
Accounts receivable	(320)	(80)
Settlement due from customers	1,026	(156)
Prepaid expenses	(497)	(336)
Accrued litigation and legal settlements	1	111
Restricted security deposits held for customers	(35)	(141)
Accounts payable	(22)	(62)
Settlement due to customers	(1,000)	(63)
Accrued expenses	(483)	(50)
Net change in other assets and liabilities	217	(85)
Net cash provided by operating activities	1,312	1,035
Investing Activities
Purchases of investment securities available-for-sale	(305)	(108)
Purchases of investments held-to-maturity	(99)	(123)
Proceeds from sales of investment securities available-for-sale	476	198
Proceeds from maturities of investment securities available-for-sale	139	108
Proceeds from maturities of investments held-to-maturity	155	430
Purchases of property and equipment	(83)	(82)
Capitalized software	(59)	(44)
Other investing activities	(11)	(12)
Net cash provided by investing activities	213	367
Financing Activities
Purchases of treasury stock	(1,824)	(1,352)
Dividends paid	(340)	(263)
Proceeds from debt	—	991
Tax withholdings related to share-based payments	(116)	(77)
Cash proceeds from exercise of stock options	54	40
Other financing activities	3	(4)
Net cash used in financing activities	(2,223)	(665)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(54)	95
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(752)	832
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	8,337	7,592
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$7,585	$8,424

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended March 31, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$460	4.5%	10.4%	$306	9.1%	5,544	16.5%	$154	13.1%	1,665	821
Canada	39	0.6%	5.8%	37	5.7%	611	10.2%	2	8.6%	6	61
Europe	429	5.4%	17.5%	287	18.4%	8,299	28.5%	143	15.6%	1,044	544
Latin America	105	2.8%	13.4%	68	17.8%	2,474	20.0%	37	6.3%	278	187
Worldwide less United States	1,033	4.5%	13.4%	698	13.4%	16,927	22.4%	336	13.3%	2,993	1,613
United States	451	7.6%	7.6%	392	9.1%	6,894	8.4%	59	(1.3)%	323	454
Worldwide	1,484	5.4%	11.6%	1,090	11.8%	23,821	18.0%	395	10.9%	3,316	2,066
Mastercard Credit and Charge Programs
Worldwide less United States	530	0.4%	9.0%	492	9.3%	8,610	15.6%	38	4.4%	173	654
United States	212	9.3%	9.3%	203	10.0%	2,250	11.4%	9	(5.2)%	8	238
Worldwide	742	2.8%	9.0%	695	9.5%	10,860	14.7%	47	2.5%	181	892
Mastercard Debit Programs
Worldwide less United States	503	9.3%	18.4%	206	24.5%	8,317	30.2%	297	14.5%	2,820	958
United States	239	6.2%	6.2%	189	8.1%	4,644	7.0%	50	(0.5)%	315	216
Worldwide	742	8.2%	14.2%	394	16.1%	12,961	20.8%	347	12.1%	3,135	1,174

	For the 3 Months ended March 31, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$440	19.0%	13.1%	$297	11.6%	4,757	17.8%	$143	16.4%	1,470	715
Canada	39	14.6%	9.5%	37	9.7%	554	10.5%	2	4.5%	6	56
Europe	407	31.0%	18.8%	269	22.0%	6,460	29.4%	138	13.0%	938	488
Latin America	102	18.0%	17.0%	65	22.1%	2,062	14.4%	37	8.9%	264	168
Worldwide less United States	988	23.4%	15.6%	668	16.5%	13,833	22.0%	320	14.0%	2,677	1,427
United States	419	10.5%	10.5%	359	11.1%	6,359	10.0%	60	7.4%	328	415
Worldwide	1,408	19.2%	14.1%	1,028	14.5%	20,192	18.0%	380	12.9%	3,005	1,842
Mastercard Credit and Charge Programs
Worldwide less United States	528	18.8%	11.7%	488	12.8%	7,445	13.8%	40	0.2%	170	604
United States	194	9.0%	9.0%	185	8.8%	2,020	7.1%	9	12.4%	8	211
Worldwide	722	16.0%	11.0%	673	11.7%	9,465	12.3%	49	2.4%	178	814
Mastercard Debit Programs
Worldwide less United States	460	29.0%	20.5%	180	27.8%	6,387	33.2%	280	16.3%	2,507	823
United States	225	11.9%	11.9%	175	13.5%	4,339	11.4%	50	6.5%	320	205
Worldwide	685	22.8%	17.5%	355	20.4%	10,727	23.4%	331	14.7%	2,827	1,028

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.
Effective Q1 2018, our operational metrics reflect the impact of the Venezuela deconsolidation.

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. Debit programs include Mastercard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

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Non-GAAP Reconciliations

	Three Months Ended March 31, 2019
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,676	56.9%	15.5%	$1,862	$1.80
Tax act [1]	—	—%	1.3%	(30)	(0.03)
Non-GAAP	$1,676	56.9%	16.8%	$1,833	$1.78

	Three Months Ended March 31, 2018
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,755	51.0%	17.3%	$1,492	$1.41
Litigation provisions [2]	(117)	3.2%	0.4%	89	0.08
Non-GAAP	$1,638	54.2%	17.7%	$1,581	$1.50

	Three Months Ended March 31, 2019 as compared to the Three Months Ended March 31, 2018
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	9%	(5)%	6.0 ppt	(1.8) ppt	25%	28%
Tax act [1]	**	**	**	1.3 ppt	(2)%	(2)%
Litigation provisions [2]	**	7%	(3.3) ppt	(0.4) ppt	(7)%	(7)%
Non-GAAP	9%	2%	2.7 ppt	(0.9) ppt	16%	19%
Foreign currency [3]	4%	3%	0.6 ppt	0.4 ppt	5%	6%
Non-GAAP - currency-neutral	13%	5%	3.2 ppt	(0.5) ppt	21%	24%
Note: Tables may not sum due to rounding.
** Not applicable
1 Q1’19 net tax benefit of $30 million ($0.03 per diluted share) related to a reduction to the company’s transition tax liability, resulting from final transition tax regulations issued in January 2019.
2 Q1’18 pre-tax charges of $117 million ($89 million after tax, or $0.08 per diluted share) related to provisions for litigation due to litigation settlements with Pan-European and U.K. merchants and an increase in the reserve for the company’s U.S. merchant opt-out cases.
3 Represents the foreign currency translational and transactional impact.